Exhibit 99.1

February 28, 2008

Noble International, Ltd.

840 W. Long Lake Drive

Suite 601

Troy, Michigan 48098

Commitment Letter

Ladies and Gentlemen:

You have advised ArcelorMittal S.A. (“ArcelorMittal”) that Noble International, Ltd. (“Noble” or “you”) requires not less than $35 million in new equity or subordinated debt financing in order to satisfy the condition to a waiver of a default under the Sixth Amended and Restated Credit Agreement, dated as of December 11, 2006, among Noble, the lenders’ parties thereto from time to time (the “Lenders”) and Comerica Bank, as agent for the Lenders (the “Agent”). The terms of such waiver are set forth in a Waiver Letter, dated February 15, 2008, between Noble and the Agent, a copy of which has been provided to ArcelorMittal. All references to “dollars” or “$” in this commitment letter and the attachments hereto (collectively, this “Commitment Letter”) are references to United States dollars. ArcelorMittal and Noble and their respective affiliates are each sometimes individually referred to herein as a “Party,” and collectively as the “Parties.”

In this regard, you have requested ArcelorMittal’s commitment to provide subordinated debt financing to Noble in the form of a convertible subordinated loan in the original principal amount of $50 million (the “Convertible Loan”).

1. Commitment. ArcelorMittal is pleased to advise you of its commitment to provide the Convertible Loan to Noble upon the terms and subject to the conditions of this Commitment Letter. This commitment is subject to the negotiation, execution and delivery of definitive documentation with respect to the Convertible Loan (the “Loan Documentation”) which is satisfactory to ArcelorMittal and which reflects, among other things, the terms and conditions set forth in the Summary Term Sheet attached hereto as Exhibit A (the “Summary Term Sheet”).

You agree that the closing date of the Convertible Loan (the “Closing Date”) shall be a date on or before April 1, 2008 mutually agreed upon by ArcelorMittal and Noble but in any event shall not occur until the terms and conditions of this Commitment Letter have been satisfied.

2. Conditions. ArcelorMittal’s commitment hereunder may be terminated by ArcelorMittal if:

a. either (i) any additional information shall have been disclosed to or discovered by ArcelorMittal (including, without limitation, information contained in any review or report required to be provided to it in connection herewith), which ArcelorMittal determines has had or could reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of Noble and its subsidiaries, taken as a whole, or (ii) any information submitted to ArcelorMittal by or on behalf of Noble or any of its subsidiaries or affiliates shall be inaccurate, incomplete or misleading in any respect which ArcelorMittal reasonably determines to be material;

ArcelorMittal S.A.	T + 352 4792 1	Registered office
19, Avenue de la Liberté	F + 352 4792 2675	Luxembourg B 82454
L-2930 Luxembourg	www.arcelormittal.com	N° IBLC: 18804375
G.D. of Luxembourg		N° VAT: 1992 22 10449

b. any litigation or other proceedings (private or governmental) with respect to any of the transactions contemplated hereby are commenced or threatened;

c. ArcelorMittal determines that the transactions contemplated hereby would not be in compliance in all material respects with all applicable legal requirements; or

d. any condition set forth in this Commitment Letter is not satisfied or any covenant or agreement of Noble in this Commitment Letter is not complied with.

All matters with respect to the Convertible Loan that are not covered by the provisions of this Commitment Letter, including the Summary Term Sheet, are subject to the approval of ArcelorMittal and Noble. ArcelorMittal acknowledges and agrees that this Commitment Letter has not been approved by Noble’s Board of Directors and the Convertible Loan expressly is subject to approval thereby.

3. Termination. Upon the earlier to occur of (a) the execution and delivery of the Loan Documentation by all of the parties thereto, or (b) April 1, 2008, if the Loan Documentation shall not have been executed and delivered by all such parties prior to that date, this Commitment Letter and the commitment of ArcelorMittal hereunder shall automatically terminate unless ArcelorMittal, in its sole discretion, agrees in writing to an extension.

4. Exclusivity. From the date of this Commitment Letter until the close of business on March 10, 2008, absent the prior written consent of ArcelorMittal in each instance, neither Noble nor any of its subsidiaries shall issue, agree to issue or enter into any arrangements for the issuance of any debt or equity securities of, nor obtain or agree to obtain any bank financing for, Noble or any of its subsidiaries.

5. Information. Noble agrees from time to time to furnish ArcelorMittal access to such information as ArcelorMittal reasonably requests, including, without limitation, with respect to Noble’s and its subsidiaries’ business, financial condition and prospects and legal and accounting matters. Noble further agrees to advise ArcelorMittal of all developments materially affecting Noble or any of its subsidiaries or affiliates or the transaction contemplated hereby or the accuracy of the information and projections previously furnished to ArcelorMittal. ArcelorMittal agrees to maintain the confidentiality of any nonpublic information provided by Noble hereunder as long as such information remains nonpublic, it being understood that information is not nonpublic if (i) it is or becomes generally available to the public other than as a result of disclosure by ArcelorMittal, (ii) it was available to ArcelorMittal on a nonconfidential basis prior to its disclosure by Nobel hereunder, or (iii) it becomes available to ArcelorMittal on a nonconfidential basis from a person other than Noble who is not bound by a confidentiality agreement with, or a duty of confidentiality with respect to, Noble. Noble acknowledges that ArcelorMittal may share with any of its affiliates, representatives and agents any information related to Noble and its subsidiaries (including in each case information relating to creditworthiness) and the transaction contemplated hereby, provided such persons agree to be bound by the confidentiality obligations herein.

6. Indemnity; Expenses. Noble hereby agrees to indemnify and hold harmless ArcelorMittal and each of its affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of each of the foregoing (each, an “Indemnified Person”) on the terms provided in Annex 1 hereto (the “Indemnity Annex”).

In addition to the foregoing, Noble hereby agrees to pay, and to reimburse promptly upon request, (a) all out-of-pocket expenses (including but not limited to legal fees and expenses and expenses incurred prior to the date hereof) up to $100,000 incurred by ArcelorMittal in connection with the preparation, execution and delivery of this Commitment Letter, the Summary Term Sheet and the documentation contemplated hereby (including the Loan Documentation), whether or not the transactions contemplated hereby are consummated, and (b) all costs and expenses incurred in connection with the enforcement of ArcelorMittal’s rights herein.

7. Confidentiality. This Commitment Letter is furnished for Noble’s benefit and may not be relied on by any other person or entity. This Commitment Letter is delivered by ArcelorMittal and accepted and agreed to by Noble upon the condition that neither the existence of this Commitment Letter, nor the Summary Term Sheet nor any of their contents shall be disclosed by either Party, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law, regulation or any listing requirement of NASDAQ (in which case the applicable Party agrees to inform the other Party promptly thereof), (ii) as may be agreed to in writing by the Parties and (iii) to each Party’s directors, officers, employees, advisors and agents who are directly involved in the consideration of the matters contemplated herein, in each case on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby, provided that such persons agree to be bound by the confidentiality obligations herein. In addition, this Commitment Letter and the Summary Term Sheet may be disclosed to the Agent and Lenders and their respective officers, employees, advisors and agents, in each case on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby; provided that such persons agree to be bound by the confidentiality obligations herein. Any reference to ArcelorMittal or its affiliates in any document, release, material or communication prepared, issued or transmitted by Noble or on Noble’s behalf, is subject to ArcelorMittal’s prior written approval.

8. Assignment; Waiver and Amendment. This Commitment Letter and ArcelorMittal’s commitment hereunder shall not be assignable by Noble without the prior written consent of ArcelorMittal and any purported assignment without such consent shall be void. ArcelorMittal may assign all or any part of its rights or obligations under this Commitment Letter to one or more of its affiliates; provided that no such assignment shall relieve ArcelorMittal of liability for any failure by such affiliates to perform such obligations. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by ArcelorMittal. ArcelorMittal has no express or implied intention to benefit any third party, including without limitation, any of the Lenders or any other creditor or any stockholder of Noble, and nothing contained in this Commitment Letter is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person or entity other than Noble and, with respect to the indemnification provided under the heading “Indemnity,” each Indemnified Person.

9. Governing Law, Etc.

a. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one commitment. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only.

b. Noble represents and warrants to ArcelorMittal that no brokers, representatives or other persons have an interest in compensation from any transaction contemplated herein or would otherwise be due any fee, commission or remuneration upon consummation of any transaction contemplated herein.

c. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. Noble hereby submits to the non-exclusive jurisdiction of the federal and New York State courts located in the County of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agrees that service of any process, summons, notice or document by registered mail addressed to Noble shall be effective service of process against it for any suit, action or proceeding relating to any such dispute. Noble irrevocably and unconditionally waives any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction Noble is or may be subject by suit upon judgment.

d. The expense reimbursement, confidentiality, indemnification and waiver of trial by jury and governing law and forum provisions of this Commitment Letter, including those in the Summary Term Sheet and the Indemnity Annex, shall survive termination or expiration of this Commitment Letter (or any portion hereof).

Please indicate your acceptance of the terms of this Commitment Letter, including the Summary Term Sheet and the Indemnity Annex, by returning to us one or more executed counterparts of this Commitment Letter not later than 5:00 p.m., New York City time, on February 29, 2008.

[Signature Page Follows]

We are pleased to have been given the opportunity to assist you in connection with the financing.

Very truly yours,

ARCELORMITTAL

By:	/s/ Armand Gobber
Name:	Armand Gobber
Title:

By:	/s/ E.S. de Vries
Name:	E.S. de Vries
Title:

Accepted and agreed to as of the date first written above:

NOBLE INTERNATIONAL LTD.

By:	/s/ Thomas L. Saeli
Name:	Thomas L. Saeli
Title:	CEO

/s/ DAVID J. FALLON
DAVID J. FALLON
CFO

Annex 1

Indemnity Annex

Noble hereby agrees (a) to indemnify and hold harmless each Indemnified Person to the fullest extent permitted by law from and against any losses, claims, damages, liabilities and expenses, joint or several (collectively, “Damages”), to which such Indemnified Person may become subject in connection with or otherwise relating to or arising from any transaction or matter in any way relating to or referred to in this Commitment Letter or arising out of the matters contemplated by this Commitment Letter and (b) to reimburse each Indemnified Person for all fees and expenses (including the fees and expenses of counsel) (collectively, “Expenses”) incurred in connection with investigating, preparing, pursuing, defending or responding to any threatened or pending claim, action, litigation, proceeding or investigation (each, a “Proceeding”) arising therefrom, whether or not such Indemnified Person is a formal party to such Proceeding; provided, that Noble shall not be liable to any Indemnified Person to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Indemnified Person seeking indemnification hereunder.

Noble agrees not to enter into any waiver, release or settlement of any pending or threatened Proceeding (whether or not ArcelorMittal or any other Indemnified Person is a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without the prior written consent of ArcelorMittal (which consent may be granted or withheld in ArcelorMittal’s sole discretion), unless such waiver, release or settlement (i) includes an unconditional release of ArcelorMittal and each Indemnified Person, in form and substance satisfactory to ArcelorMittal, from all liability and claims that are the subject matter of or arise out of such Proceeding and (ii) does not contain any factual or legal admission by or with respect to any Indemnified Person or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Person or any action or inaction of any Indemnified Person.

Noble’s obligations hereunder shall be in addition to any liability which Noble may have at common law or otherwise to any Indemnified Person and shall be binding upon any of Noble’s successors and assigns. Noble’s obligations hereunder shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Person. The provisions of this Annex 1 shall survive the modification or termination of the Commitment Letter.

EXHIBIT A

Summary term sheet for convertible loan

BORROWER	NOBLE INTERNATIONAL, LTD.	PRIORITY	(i) Subordinated to existing Senior Debt (including refinanced Senior Debt) and outstanding Amended and Restated Subordinated Notes issued October 11, 2006; (ii) Senior to other existing subordinated debt and any payments to common stockholders; (iii) No subordination to any future financial indebtedness other than refinanced Senior Debt.
LENDER	ARCELORMITTAL
AMOUNT	50,000,000 (exclusively granted by AM)
CURRENCY	USD

RATING	Not credit graded	CONDITIONS PRECEDENT

(i) Noble Board approves and Noble agrees:

a) to avail itself of the controlled company exemption regarding corporate governance requirements under NASDAQ at any time that AM’s beneficial ownership (including shares held by AM affiliates) exceeds 50% of Noble

b) that the majority of the Noble Board and Nominating Committee will be nominated by AM

c) to waive the Standstill provisions and other provisions of the Stockholders Agreement for ArcelorMittal

(ii) Noble receives all necessary consents and approvals, including necessary waivers from Comerica and other current lenders regarding loan covenants/events of default (e.g., change of control clause).

INTEREST RATE	6.00% per annum
INTEREST PAYMENT	Quarterly in cash
MATURITY	Fifth anniversary of disbursement date.
EXPENSES	Noble pays AM legal and other expenses, not to exceed 100KUSD
COVENANTS	(i) Restrictive dividend covenants (ii) Other customary covenants
UNDERTAKING	Noble agrees not to enter into any similar equity or equity linked financing transaction until December 31, 2008
UTILIZATION OF PROCEEDS

The proceeds of this loan should be used as necessary to cure potential or existing events of default. Notwithstanding any contrary provision of Noble’s $15 million Subordinated Promissory Note dated August 31, 2007, no proceeds will be required to be used to prepay that Note.

CONVERSION MECHANISM		CALL	The loan is not callable or redeemable

Conversion into shares of Noble at a price equal to a 25% premium over the simple average of each trading day’s volume weighted average price (“Average Price”) from and including January 15, 2008 to and including February 15, 2008 (the “Initial Conversion Price”), subject to adjustment as follows. On each of June 30, September 30, and December 31, 2008 and March 31, 2009 (each, a “Reset Date”), the conversion price will adjust to the lower of (i) the conversion price in effect at such Reset Date and (ii) a 30% premium over the Average Price for the 30 days ending on the last trading day immediately preceding such Reset Date (but not below a 30% premium over an Average Price of $8.00, i.e., $10.40); provided that, in the absence of Noble shareholder approval, in no event shall the

		MANDATORY PREPAYMENT	Mandatory prepayment of the loan upon change of control of Noble

EXHIBIT A

number of shares issuable upon conversion exceed 20% of Noble’s outstanding shares on the date of disbursement of the loan, as determined in accordance with Nasdaq Market Place Rule 4350(i), and, accordingly, partial conversions of the loan will be permitted. Other customary adjustment provisions (for stock splits, dilutive issuances, etc.) will also apply.

Conversion period: From date of issuance to one week before date of maturity of the loan.